Exhibit 99.1

China Pharma Announces Receipt of

Notification of NYSE American Listing Deficiency

Haikou City, China – September 30, 2022 – China Pharma Holdings, Inc. (NYSE American: CPHI; the “Company”) today announced that on September 26, 2022, the Company received notification (the “Deficiency Letter”) from the NYSE AMERICAN LLC (“NYSE American”) informing it that the Company is not in compliance with certain NYSE American continued listing standards (the “Listing Standards”). The Deficiency Letter indicated that the Company’s securities had been selling for a low price per share for a substantial period of time and, most recently, the average price of the Company’s common stock had been below $0.20 on a 30-day average as of September 22, 2022. Pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be no later than March 26, 2023. The Company remains subject to the conditions set forth in the NYSE American’s letter dated June 15, 2022 for stockholders’ equity noncompliance, as previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2022. The Company intends to regain compliance with the Listing Standards by undertaking a measure or measures that are in the best interests of the Company and its stockholders.

The Company’s common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the Listing Standards, subject to the Company’s compliance with other continued listing requirements. The NYSE American notification does not affect the Company’s business operations or its reporting obligations under the Securities and Exchange Commission regulations and rules and does not conflict with or cause an event of default under any of the Company’s material agreements.

About China Pharma Holdings, Inc.

China Pharma Holdings, Inc. is a specialty pharmaceutical company that develops, manufactures and markets a diversified portfolio of products, focusing on conditions with high incidence and high mortality rates in China, including cardiovascular, CNS, infectious, and digestive diseases. The Company's cost-effective business model is driven by market demand and supported by new GMP-certified product lines covering the major dosage forms. In addition, the Company has a broad and expanding nationwide distribution network across all major cities and provinces in China. The Company's wholly-owned subsidiary, Hainan Helpson Medical & Biotechnology Co., Ltd., is located in Haikou City, Hainan Province. For more information about China Pharma Holdings, Inc., please visit www.chinapharmaholdings.com. The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may include, but are not limited to: the achievability of financial guidance; success of new product development; unanticipated changes in product demand; increased competition; downturns in the Chinese economy; uncompetitive levels of research and development; and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations, except as required by applicable law or regulation.

For more information, please contact Investor Relations:

China Pharma Holdings, Inc.

Ms. Diana Na Huang

Phone: +86-898-6681-1730 (China)

Email: hps@chinapharmaholdings.com